Exhibit 27

Execution Version

OFFER OF AMENDMENT TO SHARE AMORTIZATION AGREEMENT

Sofora Telecomunicaciones S.A.

Sr. Presidente del Directorio

Alicia Moreau de Justo 50, Piso 11

Ciudad Autónoma de Buenos Aires

República Argentina

Fintech Telecom, LLC
375 Park Avenue, 38th Floor

New York, NY 10152

March 31, 2017.

Dear Sirs:

Reference is made to the Share Amortization Agreement entered into on March 17, 2017 by W de Argentina — Inversiones S.A. (formerly W de Argentina — Inversiones S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (the “Minority Shareholder” or “Offeror”), Fintech Telecom, LLC, a company duly organized and existing under the laws of Delaware (the “Controlling Shareholder”), and Sofora Telecomunicaciones S.A., a company duly organized and existing under the laws of the Republic of Argentina (the “Company,” and together with the Controlling Shareholder, the “Offerees”), pursuant to which the Company agreed to amortize all of the shares of capital stock issued by the Company that are owned by the Minority Shareholder (the “Amortization”), as described therein (the “Share Amortization Agreement”). Capitalized terms used but not defined herein shall have the meaning given to them in the Share Amortization Agreement.

Further to our previous discussions, we hereby irrevocably offer to the Controlling Shareholder and the Company to enter into an amendment to the Share Amortization Agreement in the form of Annex I (the “Amendment N° 1”) attached hereto (the “Offer of Amendment”). The Minority Shareholder, the Controlling Shareholder and the Company are referred to in this Offer of Amendment collectively as the “Parties” and individually as a “Party.”

The Offer of Amendment is subject to the following terms and conditions:

FIRST: The Offerees are granted a maximum term of two (2) Business Days from the date hereof in which the Offer of Amendment may be accepted (the “Offer Period”). During the Offer Period, the Offer of Amendment shall be irrevocable. The Offer of Amendment may only be accepted or rejected in its entirety and jointly by the Offerees.

SECOND: The Offer of Amendment shall be deemed accepted if and when the Offerees deliver to the Minority Shareholder during the Offer Period a notice of acceptance in the form attached hereto as Annex II (the “Notice of Acceptance”). In the event that the

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Notice of Acceptance is not delivered to the Minority Shareholder within the Offer Period, the Offer of Amendment shall be deemed rejected by the Offerees and may be no longer accepted by them, even in the absence of any express revocation by the Minority Shareholder.

THIRD: Upon acceptance of the Offer of Amendment by the Offerees in accordance with the terms and conditions set forth above, the Amended Share Amortization Agreement (as defined in the Offer of Amendment) shall become immediately effective in accordance with its terms as if the Parties hereto had executed and delivered the same and shall be legally binding and enforceable against the Parties, including any of their successors, assigns or designees, and each Party shall become a party to the Amended Share Amortization Agreement. The Amended Share Amortization Agreement shall be deemed entered into as of the date on which the Offer of Amendment is accepted.

FOURTH: Once accepted, the Offer of Amendment, together with the Share Amortization Agreement (as amended hereby), all other definitive agreements executed by the Parties concurrently with the Share Amortization Agreement and any document referred to therein or elsewhere in the Offer of Amendment to be entered into and/or delivered as a consequence of the Amortization as agreed hereunder, shall constitute the entire agreement of the Parties in connection with the subject matter hereof and supersedes any and all prior agreements, understandings, representations and warranties, whether written or oral, with respect to the subject matter hereof.

The Offer of Amendment, once accepted, may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of each Party.

The Offer of Amendment, the legal relations between the Parties and any active or pending action, complaint, petition, investigation, suit, litigation or other proceeding, whether civil, administrative or criminal, in law or in equity, or before any public authority, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of the Agreement shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York) applicable to contracts made and performed in such State and without regard to conflicts of law or private international law rules.

*                                         *                                         *                                         *

[Signature Page Follows]

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Very truly yours,

W DE ARGENTINA — INVERSIONES S.A.

By:
Title:

Signature Page to Offer of Amendment to Share

Amortization Agreement

Annex I

AMENDMENT N° 1 TO THE SHARE AMORTIZATION AGREEMENT

This AMENDMENT N° 1 TO THE SHARE AMORTIZATION AGREMENT (the “Amendment”) is entered into on March 31, 2017, by and among W de Argentina — Inversiones S.A. (formerly W de Argentina — Inversiones S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (the “Minority Shareholder”), Fintech Telecom, LLC, a company duly organized and existing under the laws of Delaware (the “Controlling Shareholder”), and Sofora Telecomunicaciones Argentina S.A., a company duly organized and existing under the laws of the Republic of Argentina (including its successors, assigns or designees, the “Company” or “Sofora”). The Minority Shareholder, the Controlling Shareholder and the Company are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

WHEREAS, on March 17, 2017 the Controlling Shareholder, the Minority Shareholder and the Company entered into a Share Amortization Agreement pursuant to which the Parties agreed to amortize all of the shares of capital stock issued by the Company that are owned by the Minority Shareholder in accordance with Section 223 of the Argentine Corporations Law and the terms and conditions described therein (the “Share Amortization Agreement” and, as amended by this Amendment, the “Amended Share Amortization Agreement”);

WHEREAS, pursuant to their most recent conversations, the Parties have decided to amend and replace the form of Block A Certificate and Block B Certificate included in Exhibit A to the Share Amortization Agreement;

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment, for good and valuable consideration and intending to be legally bound hereby, the Parties agree as follows:

PART I. DEFINITIONS AND INTERPRETATION

All Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Share Amortization Agreement.

PART II. AMENDMENT TO THE SHARE AMORTIZATION AGREEMENT

Amendment to Share Amortization Agreement. Effective as of March 28, 2017, the Parties agree to replace Exhibit A of the Share Amortization Agreement with Schedule I attached hereto, and all other terms and conditions of the Share Amortization Agreement shall remain in full force and effect.

PART III. OTHER MATTERS

Part VI (Other Matters) of the Share Amortization Agreement is hereby included by reference, mutatis mutandi, in this Amendment.

[Remainder of page left blank intentionally.]

A-1

Schedule I

Exhibit A to Share Amortization Agreement

FORM OF THE CERTIFICATE

Ex. A-1

Título Nº: [--]

Sofora Telecomunicaciones S.A.

Domicilio: Avenida Alicia Moreau de Justo 50, Piso 13,

Ciudad Autónoma de Buenos Aires

Argentina.

TITULO NOMINATIVO N° [--]

NO ENDOSABLE

A FAVOR DE “W de Argentina de Inversiones S.A.”

Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Reino de España

POR BONO DE GOCE CLASE “A”

NOMINATIVO NO ENDOSABLE

US$ [     ]1

CON DERECHO PREFERENTE AL COBRO DE DIVIDENDOS POR HASTA EL MONTO MAXIMO FIJADO AL DORSO

Emitido por esta Sociedad, constituida en la Ciudad de Buenos Aires con fecha 16 de septiembre de 2003, con una duración de 99 años, e inscripta en el Registro Público de Comercio de la Inspección General de Justicia con fecha 25 de septiembre de 2003, bajo el N° 13878, del libro 23, de Tomo A de Sociedades Anónimas. Ciudad de Buenos Aires, [•] de [•] de 2017.

LAS CONDICIONES DE EMISION DE LOS BONOS DE GOCE2 CLASE “A” FUERON DISPUESTAS POR LA ASAMBLEA GENERAL EXTRAORDINARIA CELEBRADA EL [  ] DE [     ] DE 2017 Y SE DESCRIBEN EN FORMA COMPLETA AL DORSO DEL PRESENTE TITULO.

1  Completar con US$ 249.687.500 menos el Amortization Amount del Bloque A para el titulo 1 y US$ 220.312.500 menos el Amortization Amount del Bloque B para el titulo 2.

Ex. A-2

Fecha de emisión:

[--] de [--] de 2017

Presidente                                                                                            Síndico

ESTE BONO DE GOCE Y CUALQUIER DERECHO O INTERÉS RESPECTO DEL MISMO NO HA SIDO REGISTRADO BAJO LA LEY DE VALORES DE LOS ESTADOS UNIDOS DE AMÉRICA DE 1933 (U.S. SECURITIES ACT OF 1933), SEGÚN HA SIDO MODIFICADA (LA “LEY DE VALORES”), Y NO PODRÁ SER OFRECIDO, VENDIDO, PRENDADO O TRANSFERIDO DE OTRO MODO DENTRO DE LOS ESTADOS UNIDOS DE AMÉRICA, O A CUENTA O PARA BENEFICIO DE UNA PERSONA DE ESTADOS UNIDOS (U.S. PERSON) SALVO (A) EN CASO DE QUE DICHA TRANSFERENCIA ESTÉ REGISTRADA CONFORME A UNA DECLARACIÓN DE REGISTRO (REGISTRATION STATEMENT) EFECTIVA BAJO LA LEY DE VALORES O (B) DICHA TRANSFERENCIA CALIFIQUE BAJO UNA DE LAS EXENCIONES O EXCEPCIONES DE REGISTRO BAJO LA LEY DE VALORES (INCLUYENDO TRANSACCIONES EN EL EXTRANJERO (OFFSHORE TRANSACTIONS) BAJO LAS REGLAS 903 Y 904 DE LA REGULACIÓN S (REGULATION S) DE LA LEY DE VALORES) Y BAJO LAS LEYES DE VALORES DE LOS ESTADOS QUE FORMAN PARTE DE LOS ESTADOS UNIDOS DE AMÉRICA. ESTA LEYENDA SÓLO PODRÁ SER ELIMINADA A DISCRECIÓN DE SOFORA TELECOMUNICACIONES ARGENTINA S.A. (LA “COMPAÑÍA”).

TODA PERSONA QUE ADQUIERA ESTE BONO DE GOCE O UN DERECHO O INTERÉS BAJO EL MISMO, POR ESE SIMPLE HECHO, SE CONSIDERARÁ QUE HABRÁ DECLARADO A FAVOR DE LA COMPAÑÍA QUE CONOCE QUE ESTE BONO DE GOCE HA SIDO OFRECIDO Y VENDIDO BAJO CIERTAS EXENCIONES DE LOS REQUERIMIENTOS DE REGISTRO DE LAS LEYES DE VALORES FEDERALES Y ESTATALES DE LOS ESTADOS UNIDOS DE AMÉRICA. NI LA COMPAÑÍA NI CUALQUIERA OTRA PERSONA TIENE LA OBLIGACIÓN DE REGISTRAR ESTE BONO DE GOCE BAJO LA LEY DE VALORES NI BAJO LAS LEYES DE VALORES DE LOS ESTADOS DE LOS ESTADOS UNIDOS DE AMÉRICA, NI TIENE LA OBLIGACIÓN DE CUMPLIR CON LOS TÉRMINOS Y CONDICIONES PARA OBTENER O MANTENER UNA EXENCIÓN DE REGISTRO BAJO LAS MISMAS.

SEGÚN SE UTILIZAN EN ESTE BONO DE GOCE, LOS TÉRMINOS “TRANSACCIÓN EN EL EXTRANJERO” (OFFSHORE TRANSACTION), “ESTADOS UNIDOS” (UNITED STATES) Y “PERSONA DE ESTADOS UNIDOS” (U.S. PERSON) TENDRÁN EL SIGNIFICADO QUE SE LES ATRIBUYE A DICHOS TÉRMINOS EN LA REGULACIÓN S (REGULATION S) DE LA LEY DE VALORES.

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[CONTENIDO DEL DORSO DEL TITULO NOMINATIVO NO ENDOSABLE DEL BONO DE GOCE CLASE “A”] –TITULO Nro. [   ]

CONDICIONES DE EMISIÓN DEL BONO DE GOCE CLASE “A”

1.    Términos Generales del Bono de Goce Clase “A”

A continuación se describen los términos y condiciones del Bono de Goce Clase “A” de SOFORA TELECOMUNICACIONES S.A. (en adelante “Sofora”, o la “Sociedad”) emitidos conforme a la resolución de la Asamblea General Extraordinaria de Accionistas celebrada el [  ] de [    ] de 2017 (el “Bono de Goce Clase A”). Los términos y condiciones del Bono de Goce Clase “A” se denominan “Condiciones de Emisión” y toda referencia a una “Condición” numerada en la presente se refiere a la Condición cuya numeración se corresponde con la prevista en la presente.

El Bono de Goce Clase “A” se emite en forma cartular y tiene la totalidad de los derechos que se detallan específicamente en el presente y en el estatuto social. La Sociedad llevará el registro de titularidad del Bono de Goce Clase A y los pagos de dividendos efectuados. El titular del Bono de Goce Clase “A” tiene derecho a acceder al registro llevado al efecto, así como a que la Sociedad le expida certificados de los pagos efectuados.

El Bono de Goce Clase “A” tiene derecho al cobro de dividendos por hasta el monto máximo aquí previsto y derecho preferencial al cobro de ese monto de dividendos en los términos que se describen en el presente.

El Bono de Goce Clase “A” es rescatable en cualquier momento, a partir del (i) [      ]3o (ii) se hubiera pagado en concepto de dividendos bajo el Bono de Goce Clase A al menos un monto en dólares estadounidenses equivalente al 60% del monto a la fecha de emisión del Bono de Goce Clase “A” en circulación en ese momento, lo que ocurra último, exclusivamente a opción de la Sociedad en los términos que se describen en el presente.

El Bono de Goce Clase “A” no tiene derecho de suscripción preferente o acrecer para la suscripción de nuevas acciones o bonos de goce o participación de ninguna clase o serie.

2.    Derecho a Dividendos.

El Bono de Goce Clase “A” tendrá derecho a cobrar los dividendos en efectivo que declare la Sociedad, con

3  Insertar fecha que ocurra 36 meses después de la emisión del Bono de Goce.

preferencia y antes que ninguna otra clase de acciones o bonos de goce o participación emitidos por la Sociedad hasta que el monto del Monto Impago sea igual a cero. La Sociedad no distribuirá dividendos en especie mientras exista un Monto Impago bajo el Bono de Goce Clase “A”.

[Monto Máximo significa, a cualquier fecha en que deba ser determinado, dólares estadounidenses [4           ] ([En Letras]), más el monto de cualquier Monto Incremental (en adelante, el “Monto Máximo”).]5

[Monto Incremental significa un monto en dólares estadounidenses equivalente a: (i) el [-]% de cualquier Monto Impago existente al 1ro de junio de cada año calendario, empezando el 1ro de junio de 2019, y (ii) el [  ]% de cualquier Monto Impago existente al 1ro de junio de 2018 (en adelante, el “Monto Incremental”).]

[Monto Impago significa, a cualquier fecha en que deba ser determinado, el monto en dólares estadounidenses del Monto Máximo vigente a esa fecha menos el monto total agregado de los Montos Pagados en o antes de esa fecha (en adelante el “Monto Impago”).]

Montos Pagados significa el monto total agregado en dólares estadounidenses de todos los dividendos pagados al Bono de Goce Clase “A” por la Sociedad en o antes de la fecha en que se realiza la determinación, calculados en dólares estadounidenses al Tipo de Cambio si hubieran sido pagados en Pesos, incluyendo los dividendos pagados como dividendos anticipados en o antes de esa fecha (en adelante los “Montos Pagados”).

En caso que, a opción del titular del Bono de Goce Clase “A”, o debido a la existencia de controles o restricciones cambiarias que no pudieran superarse a través de los mecanismos alternativos de pago en dólares estadounidenses previstos en la Condición 7 (y mientras y solo en la medida en que dichas circunstancias se mantengan), la Sociedad realizara el pago de dividendos a sus accionistas en Pesos, entonces el monto de dólares estadounidenses pagados por la Sociedad bajo el Bono de Goce Clase “A” a efectos del cómputo de los Montos Pagados se realizará calculando individualmente el monto resultante en dólares estadounidenses para cada pago realizado en Pesos utilizando el Tipo de Cambio aplicable a la fecha de cada pago. Tipo de Cambio significa, a la fecha de pago relevante, (a) el tipo de cambio de Pesos por Dólares estadounidenses publicado por el Banco Central de la República Argentina de conformidad con la Comunicación A-3500 para esa fecha o, si este tipo de cambio dejara de existir o fuera reemplazado por otro, el tipo de cambio que publique el Banco Central de la República Argentina o su sucesor para transacciones mayoristas de más de un millón de dólares a esa fecha, o (b) en caso de la existencia de controles o restricciones cambiarias para la adquisición de dólares estadounidenses con Pesos o la transferencia de dólares estadounidenses fuera de Argentina, el tipo de cambio resultante de la Valuación Implícita a esa fecha; (en

4  Completar con cifra igual a US$ 249.687.500 menos el Amortization Amount del Bloque A para el Título Nro. 1 y cifra igual a US$ 220.312.500 menos el Amortization Amount del Bloque B para el Título Nro. 2.

5  Los conceptos “Monto Máximo”, “Monto Incremental” y “Monto Impago” están sujetos a ajustes al momento de celebrar la asamblea que considere la amortización.

adelante, el “Tipo de Cambio”). Valuación Implícita significa, a la fecha en la que se realiza la determinación, el tipo de cambio implícito de Pesos por dólares estadounidenses que resulta de dividir (a) el último precio de cotización en Pesos de Bonos Elegibles registrado en el Mercado Abierto Electrónico S.A. en Buenos Aires por (b) el último precio en dólares estadounidenses de los mismos títulos valores registrado al cierre de las operaciones del día anterior a la misma fecha de determinación en el mercado abierto en la Ciudad de Nueva York, Estados Unidos de América, tomando en consideración en ambos casos los precios publicados por Bloomberg (en adelante, la “Valuación Implícita”). “Bonos Elegibles” significa: los títulos públicos emitidos por la República Argentina y denominados Bonar 2024 que se rigen por ley argentina o, a su vencimiento, los títulos públicos emitidos por la República Argentina bajo similares términos y condiciones.

No podrá interpretarse que el Bono de Goce Clase “A” otorga derecho a ningún aumento o reajuste en el monto de dividendos a cobrar o su valor de rescate por causa de cualquier variación en la situación operativa, económica o financiera, regulatoria o legal de la Sociedad o sus subsidiarias. El titular del presente Bono de Goce Clase A mediante la recepción de la entrega del mismo reconoce que (i) las contraprestaciones son, y se considerarán en todo momento, adecuadas y no se verán afectadas por ninguna variación de valuaciones, o por la situación económica, financiera, operativa, regulatoria o legal de la Sociedad, o sus subsidiarias o de cualquier otro modo; y (ii) no están sujetas al artículo 13 inciso 5 de la Ley General de Sociedades Nro. 19.550 o cualquier disposición similar bajo cualquier ley aplicable y, en el supuesto que se considerara sujetas a dicho artículo, de modo alguno se interpretará que los términos del presente Bono de Goce Clase “A” o las transacciones que dieron lugar a su emisión violan el artículo antes mencionado. Adicionalmente, las Partes renuncian a cualquier derecho o reclamo que tengan o puedan tener para invocar el artículo 13 inciso 5 de la Ley General de Sociedades Nro. 19.550, o cualquier disposición similar bajo cualquier ley aplicable en relación con el Bono de Goce Clase A o las transacciones que dieron lugar a su emisión, para: (a) reclamar o solicitar cualquier medida, orden o sentencia judicial, interlocutoria o definitiva, para restringir, impedir o limitar los derechos y obligaciones bajo el presente Bono de Goce Clase “A”, por cualquier motivo que fuere; (b) anular cualquier derecho u obligación bajo el presente Bono de Goce Clase “A”; y/o (c) requerir una reducción, incremento, o cualquier tipo de ajuste de sus respectivos derechos y obligaciones bajo el mismo. Además, el titular del Bono de Goce Clase “A” reconoce mediante su aceptación de la entrega del presente que es de la esencia de la emisión del presente Bono de Goce Clase “A” y de las transacciones que dieron lugar a su emisión que el valor de los respectivos derechos y obligaciones de cada una de las partes en dichas transacciones fuera fijado en el momento de acordar dichas transacciones, incluyendo la emisión del Bono de Goce Clase “A” y que, una vez acordada tal valuación, la misma no se vea afectada por ningún hecho sobreviniente, cambio de condiciones, cambios en las valuaciones relativas, o por la situación financiera, operativa, regulatoria o legal de la Sociedad, sus subsidiarias, o de cualquier otro modo.

Los dividendos que la Sociedad decida declarar anualmente deberán ser pagados al Bono de Goce Clase “A” en o antes del 31 de mayo de cada año calendario, con excepción de los dividendos anticipados que pueda distribuir el directorio los cuales serán pagados en la fecha que el directorio disponga. En ningún caso se podrá interpretar que la Sociedad está obligada a declarar dividendos de ningún tipo, ya sean definitivos o anticipados. Los derechos previstos bajo el Bono de Goce Clase “A” se refieren exclusivamente al monto de dividendos que la Sociedad decida declarar o distribuir voluntariamente en o durante cada ejercicio a su exclusivo criterio y en la oportunidad que así lo determine.

El Bono de Goce Clase “A” tiene derecho a cobrar los dividendos en efectivo que la Sociedad declare hasta que el Monto Impago sea igual a cero, con prioridad y preferencia al pago de cualquier suma en efectivo a cualquier otra clase de acciones o bonos de goce o participación, por medio de la cual la Sociedad realice cualquier tipo de distribución de utilidades en efectivo a sus accionistas o titulares de bonos de goce. En caso que la Sociedad sea absorbida por otra sociedad que sea la continuadora de las actividades de la Sociedad, la preferencia del Bono de Goce Clase “A” en el cobro de dividendos y su rescate se mantendrá solo respecto de aquellas acciones de la sociedad continuadora que reciban los accionistas de Sofora conforme la relación de canje prevista en esa fusión y las ganancias realizadas y líquidas que correspondan a esas acciones de forma tal que esta preferencia y rescate no afecte a los demás accionistas de la sociedad absorbente.

El Bono de Goce Clase “A” no tienen derecho a dividendos por encima de la suma del Monto Impago. Una vez que el Monto Impago sea igual o menor a cero, el Bono de Goce Clase “A” se considerará automáticamente cancelados y sin derecho alguno contra la Sociedad.

3.    Rescate Anticipado Opcional.

El Bono de Goce Clase “A” podrá ser rescatado en forma total en cualquier momento exclusivamente a opción de la Sociedad a partir del (i) [      ]6o, (ii) la fecha en que se hubieran pagado en concepto de dividendos bajo los Bonos de Goce Clase A un monto en dólares estadounidenses equivalente al 60% del monto a la fecha de emisión del Bono de Goce Clase “A” en circulación en ese momento, lo que ocurra último, en las fechas que la Sociedad determine, mediante el pago de su Valor de Rescate, tal como se define a continuación.

“Valor de Rescate” significa una suma en dólares estadounidenses equivalente al monto de los Montos Impagos a la fecha del efectivo pago del rescate al titular del Bono de Goce Clase “A”, libre de toda retención, deducción, impuesto o gravamen.

Procedimiento para el Rescate Anticipado: Dentro de los 30 días posteriores a la fecha de tomar la resolución de realizar el rescate anticipado opcional del Bono de Goce Clase “A”, la Sociedad cursará una notificación al tenedor del Bono de Goce Clase “A” por carta certificada dirigida al último domicilio de dicho titular del Bono de Goce Clase “A” registrado en su Registro de Acciones. Dicha notificación (el “Aviso de Rescate”) contendrá las siguientes indicaciones: (1) que la Sociedad ha decidido ejercer su derecho de rescatar totalmente en forma anticipada el Bono de Goce Clase A; (2) la “Fecha de Rescate Anticipado”, que no será antes de los 5 días siguientes ni después de los 30 días siguientes de la fecha del Aviso de Rescate; y (3) que el Bono de Goce Clase “A” serán cancelados en la Fecha de Rescate Anticipado.

6  Insertar fecha que ocurra 36 meses después de la emisión del Bono de Goce.

4.    Emisión de Nuevas Acciones o Bonos de Goce de Otras Clases.

El Bono de Goce Clase “A” no tendrá derecho de suscripción preferente o acrecer respecto de la suscripción de nuevas acciones o bonos de goce de cualquier clase. La Sociedad no podrá emitir bonos de goce o instrumentos similares que tengan preferencia al Bono de Goce Clase “A” respecto de los dividendos sobre los cuales recae la preferencia del los Bono de Goce Clase “A”. En ningún caso podrá interpretarse que el Bono de Goce Clase “A” restringe la capacidad de la Sociedad para contraer endeudamiento en cualquiera de sus formas o modalidades o que contraer dicho endeudamiento pudiera constituir una violación de los términos del Bono de Goce Clase “A”.

5.    Emisión de Nuevos Bonos de Goce Clase “A”.

No se podrán emitir nuevos Bonos de Goce Clase “A” por encima de US$ 470.000.000 7excepto que sea con el previo consentimiento de dos tercios del total del Bono de Goce Clase “A” en circulación en dicho momento, manifestado por escrito o en una asamblea especial de Bonos de Goce Clase “A” celebrada de conformidad con el artículo 250 de la Ley de Sociedades.

6.    Derecho al Producido en la Liquidación.

En caso de liquidación de la Sociedad por el vencimiento del término legal de existencia, o la liquidación obligatoria de la Sociedad (cualquiera de ellas, una “Liquidación”), el Bono de Goce Clase “A” tendrá derecho a recibir del producido de la liquidación un monto equivalente a los Montos Impagos luego de que las acciones de la Sociedad, cualquiera sea su clase, hayan recibido el monto del valor nominal de sus acciones. Una vez cobrados íntegramente los Montos Impagos en su totalidad, el Bono de Goce Clase “A” no otorgará derecho a participar en ninguna otra distribución, sea durante el devenir normal de la Sociedad o en su Liquidación. El Bono de Goce Clase “A” no tendrá derecho a ningún producido de liquidación, dividendo de liquidación o concepto análogo o similar en caso de la disolución de la Sociedad al ser absorbida por otra que resulte su continuadora por fusión, sin perjuicio de los derechos a cobrar dividendos de la sociedad continuadora, de acuerdo a estas Condiciones de Emisión.

7.    Lugar y Moneda de Pago.

Todos los pagos adeudados al Bono de Goce Clase “A” en virtud de estas Condiciones de Emisión se harán mediante transferencia de las sumas en dólares estadounidenses que se adeuden a las cuentas que dichos titulares hayan indicado previamente a la Sociedad con una anticipación de al menos 10 días hábiles antes del pago. En caso

7  Solo se puede emitir el bono de goce adicional correspondiente al bloque B de haber indicado una cuenta a esos efectos con la debida anticipación antes de un pago, los demás pagos podrán ser realizados a la misma cuenta salvo notificación en contrario con la misma anticipación antes mencionada.

Los pagos que correspondan conforme a las presentes Condiciones de Emisión deben ser realizados en dólares estadounidenses de libre disponibilidad.

En caso de existir restricciones de cambio que restrinjan o impidan la transferencia de dólares estadounidenses fuera del país, la Sociedad utilizará todos los medios legalmente disponibles para efectuar los pagos bajo el Bono de Goce Clase “A” en dólares estadounidenses de libre disponibilidad puestos en la plaza de la Ciudad de Nueva York, Estados Unidos de América, incluyendo: i) la utilización de fondos de libre disponibilidad situados fuera de Argentina, o ii) la compra de títulos públicos o privados denominados en moneda extranjera y su venta fuera del país por su contravalor en dólares estadounidenses.

Si debido a restricciones de cambio que restrinjan o impidan la transferencia de dólares estadounidenses fuera del país no pudiese realizarse el pago mediante ninguno de los mecanismos mencionados en los puntos (i) y (ii) del párrafo precedente, y la Sociedad realizara el pago en Pesos, el monto así pagado en Pesos a los efectos del cómputo del Monto Pagado será calculado en dólares estadounidenses al Tipo de Cambio vigente en la fecha de dicho pago. La posibilidad de pagar en Pesos sumas bajo el Bono de Goce Clase “A” solo se mantendrá en la medida que las circunstancias que lo habilitan se mantengan.

La Sociedad reconoce que el pago de dividendos bajo el Bono de Goce Clase “A” se hará en dólares estadounidenses y fue una condición esencial para su emisión y que la determinación de dicha moneda no afecta el orden público sino que es plenamente válida en el marco de la autonomía de la voluntad de las partes.

La Sociedad renuncia en forma irrevocable a invocar la aplicación de cualquier ley, decreto, regulación, norma o legislación que tuviese el efecto de impedir o evitar que los titulares de Bonos de Goce Clase “A” reciban el pago de dividendos bajo los mismos en dólares estadounidenses conforme las Condiciones arriba establecidas, si al mismo tiempo no invocan las mismas circunstancias para el pago de dividendos de la Sociedad en moneda extranjera a sus accionistas. Sin que implique una limitación a lo dispuesto en la oración precedente de este apartado, la Sociedad renuncia a invocar la teoría de la imprevisión, fuerza mayor, o a invocar el artículo 765 in fine del Código Civil y Comercial de la Nación, sin poder liberarse de la obligación de pago bajo los Bonos de Goce Clase “A” dando el equivalente en moneda de curso legal o cualquier otra especie.

Todos los pagos que realice la Sociedad a los titulares del Bono de Goce Clase “A” se realizarán sin deducciones o retenciones impositivas, salvo que las leyes aplicables exijan lo contrario. Si la ley aplicable exigiese que esos pagos sufrieran alguna deducción o retención impositiva a ser realizada por la Sociedad, la Sociedad realizará esa deducción o retención y depositará el importe deducido o retenido a las autoridades pertinentes de conformidad con la ley aplicable. En ese caso, a los efectos del cómputo del Monto Impago, solo se computarán como Montos Pagados los montos efectivamente percibidos por los titulares del Bono de Goce Clase “A” en las cuentas indicadas por estos para recibir los pagos realizados por la Sociedad, netos de las retenciones o deducciones efectuadas. Asimismo, en caso que cualquier parte o porción de los importes deducidos o retenidos por la Sociedad hayan sido efectivamente utilizados o computados como crédito, deducción de la base imponible, pago de impuestos o cualquier otro beneficio de naturaleza tributaria en otra jurisdicción el monto de los importes así utilizados será considerado como un Monto Pagado.

8.    Modificación de las Condiciones de Emisión.

Cualquier modificación a las Condiciones deberá ser aprobada previamente por (i) una asamblea especial de Bonos de Goce Clase A que se regirá por las reglas previstas para las asambleas especiales referidas en el artículo 250 de la Ley 19.550 y sus modificatorias, o (ii) el consentimiento favorable manifestado por escrito por titulares del Bono de Goce Clase “A” que representen al menos dos tercios de su valor nominal.

9.    Ley Aplicable y Jurisdicción.

La Ley 19,550, y sus modificatorias, regirá la capacidad de la Sociedad para emitir el Bonos de Goce Clase “A” y los requisitos para que califique como tal bajo los artículos 228 y 223, inciso 3, de dicha ley. Todos los demás aspectos relacionados al Bono de Goce Clase “A”, incluyendo sus obligaciones de pago, se regirán por la ley del Estado de Nueva York, Estados Unidos de América. Cualquier disputa relacionada con la interpretación o aplicación de las condiciones de emisión del Bono de Goce Clase “A” será sometida exclusivamente a la jurisdicción de los tribunales estatales o federales con asiento en la Ciudad de Nueva York, Estados Unidos de América.

[Fecha]

[•]                                                                               [•]

Presidente                                                                    Síndico

REGISTRO DE TITULARES DEL BONO DE GOCE CLASE “A”

APELLIDO Y NOMBRE O DENOMINACION DEL TITULAR DEL BONO DE GOCE INSCRIPTO EN EL REGISTRO DE ACCIONES DE LA SOCIEDAD	Nº Y TIPO DOC. IDENT. O DATOS INSCRIPCION REGISTRAL	NUMERO DE C.U.I.T., o clave de identificación tributaria en el extranjero	DERECHOS REALES QUE GRAVAN LOS BONOS DE GOCE	FECHA ANOTACION EN EL REGISTRO DE ACCIONES	FIRMA AUTOGRAFA Y SELLO DE REPRESENTANTE LEGITIMADO
W de Argentina Inversiones S.A.	[•]	[•]			[•] Presidente

REGISTRO DE DIVIDENDOS PAGADOS AL BONO DE GOCE CLASE “A”

APELLIDO Y NOMBRE O DENOMINACION DEL TITULAR DEL BONO DE GOCE INSCRIPTO EN EL REGISTRO DE ACCIONES DE LA SOCIEDAD	Nº Y TIPO DOC. IDENT. O DATOS INSCRIPCION REGISTRAL	NUMERO DE C.U.I.T. o clave de identificación tributaria en el extranjero	MONTO DE DIVIDENDOS PAGADOS	FECHA DE PAGO	FIRMA AUTOGRAFA Y SELLO DE REPRESENTANTE LEGITIMADO
[•]	[•]	[•]			[•] Presidente

Annex II

FORM OF NOTICE OF ACCEPTANCE

[•], 2017

W de Argentina — Inversiones S.A.

Calle Emilio Calzadilla no. 5, 3° Piso

Santa Cruz de Tenerife

Spain

Dear Sirs:

Re: Offer of Amendment to Share Amortization Agreement.

We hereby irrevocably accept your offer dated [•], 2017, with reference to the Amendment to the Share Amortization Agreement, in its entirety.

Very truly yours,

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A II-1

FINTECH TELECOM, LLC

By:

Name:

Title:

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SOFORA TELECOMUNICACIONES S.A.

By:

Name:

Title

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